As filed with the Securities and Exchange Commission on March 30, 2023

Registration No. 333-

United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ICeCure medical ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7 Ha’Eshel St., PO Box 3163

Caesarea, 3079504 Israel

(Address of Principal Executive Offices)

IceCure 2006 Employee Share Option Plan

(Full title of the plan)

Mr. Eyal Shamir

Chief Executive Officer

IceCure Medical Ltd.

7 Ha’Eshel St., PO Box 3163

Caesarea, 3079504 Israel

Telephone: +972 4 623 0333

IceCure Medical Inc.

10 W Prospect Street, Suite 401

Nanuet, NY 10954

Tel: 888-902-5716

 (Name, Address and Telephone Number of Agent For Service)

Copies to:

Oded Har-Even, Esq. Eric Victorson, Esq.	Adv. Reut Alfiah Adv. Gal Cohen
Sullivan & Worcester LLP	Sullivan & Worcester Tel-Aviv (Har-Even & Co.)
1633 Broadway	28 HaArba’a St. HaArba’a Towers
New York, NY 10019	North Tower, 35th Floor
Tel: (212) 660-3000	Tel-Aviv, Israel 6473925
Tel: +972 74-758-0480

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E of Form S-8, IceCure Medical Ltd. (the “Company” or “IceCure”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register an additional 3,100,000 ordinary shares, no par value (“Ordinary Shares”), consisting of (i) 1,100,000 Ordinary Shares issuable upon exercise of awards granted under the IceCure 2006 Employee Share Option Plan, as amended from time to time (the “Plan”), and (ii) 2,000,000 Ordinary Shares reserved for future issuance under the Plan. This Registration Statement hereby incorporates by reference the contents of the Company’s Registration Statements on Form S-8 filed with the SEC on April 29, 2022 (Registration No. 333-264578) and February 10, 2022 (Registration No. 333-262620).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of this registration statement have been or will be sent or given to participating employees of the Plan as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended, or the Securities Act, in accordance with the rules and regulations of the United States Securities and Exchange Commission, or the Commission. Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, IceCure Medical Ltd. is sometimes referred to as the “Registrant,” “the “Company,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a)	The registrant’s annual report for the fiscal year ended December 31, 2022 on Form 20-F, filed with the Commission on March 29, 2023; and

(b)	The description of the Registrant’s Ordinary Shares contained in the Registrant’s registration statement on Form 8-A (File No. 001-40753), filed by the registrant with the Commission under Section 12(b) of the Securities and Exchange Act, as amended, (the “Exchange Act”) on August 23, 2021, including any amendments or reports filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

3.1	Articles of Association of the registrant (incorporated herein by reference to Exhibit 1.1 to our Registration Statement on Form F-1 (File No. 333-258660) filed with the SEC on August 9, 2021).

5.1*	Opinion of Sullivan & Worcester Tel Aviv (Har-Even & Co.).

23.1*	Consent of Brightman Almagor Zohar & Co., A Firm in the Deloitte Global Network, Independent Registered Public Accounting Firm.

23.2*	Consent of Sullivan & Worcester Tel Aviv (Har-Even & Co.) (contained in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	The registrant’s 2006 Employee Share Option Plan (filed as Exhibit 10.2 to Form F-1 (File No. 333- 258660) filed on August 10, 2021, and incorporated herein by reference.

107*	Filing Fee Table

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Caesarea, Israel, on the 30th day of March, 2023.

IceCure Medical Ltd.

By:	/s/ Eyal Shamir
	Name:	Eyal Shamir
	Title:	Chief Executive Officer

power of attorney and signatures

We, the undersigned officers and directors of IceCure Medical Ltd., hereby severally constitute and appoint Eyal Shamir and Ronen Tsimerman, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Eyal Shamir	Chief Executive Officer, Director	March 30, 2023
Eyal Shamir	(Principal Executive Officer)

/s/ Ronen Tsimerman	Chief Financial Officer, Chief Operation Officer	March 30, 2023
Ronen Tsimerman	(Principal Financial and Accounting Officer)

/s/ Ron Mayron	Chairman of the Board of Directors	March 30, 2023
Ron Mayron

/s/ Doron Birger	Director	March 30, 2023
Doron Birger

/s/ Yang Huang	Director	March 30, 2023
Yang Huang

/s/ Oded Tamir	Director	March 30, 2023
Oded Tamir

/s/ Sharon Levita	Director	March 30, 2023
Sharon Levita

/s/ Vincent Chun Hung Chan	Director	March 30, 2023
Vincent Chun Hung Chan

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, IceCure Medical Inc., the duly authorized representative in the United States of IceCure Medical Ltd., has signed this registration statement on March 30, 2023.

/s/ IceCure Medical Inc.
IceCure Medical Inc.

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